Exhibit 99.1
NOTICE of BLACKOUT TRADING RESTRICTION
TO: LAM RESEARCH CORPORATION EXECUTIVE OFFICERS AND BOARD MEMBERS
RE: SARBANES-OXLEY BLACKOUT PERIOD
DATED: OCTOBER 10, 2007
As you know, on August 24, 2007, Lam Research Corporation filed a notice with the Securities and Exchange Commission (“SEC”) that it would be unable to file its annual report on Form 10-K for the year ended June 24, 2007 until completion of a review by an independent committee of our Board of Directors (“Independent Committee”) of our historical stock option practices and related accounting. As a result of the delay in filing our annual report on Form 10-K and the likelihood that the Independent Committee review will not be completed by October 25, 2007 when the financial statements incorporated into our registration statements must be updated, we have determined that we will be required to suspend operation of all registration statements filed with the SEC no later than on October 25, 2007. Additionally, we may have to suspend our registration statements sooner if, prior to that date, the Independent Committee determines that our previously filed financial statements can no longer be relied upon.
This suspension of our registration statements on Form S-8 for our employee stock plans has substantial implications for the Company’s various equity incentive programs and your ability to engage in transactions involving the Company’s common stock. You are currently under a Company-imposed black-out on your ability to trade in the Company’s common stock in open-market transactions, but as a result of the impact which the suspension of our registration statements on Form S-8 will have upon certain employee stock programs, including the Company’s 401(k) Savings Plus Plan, you will now also be subject to the restrictions of Section 306(a) of the Sarbanes-Oxley Act which prohibits you from purchasing, selling, acquiring or transferring any equity securities of the Company, to the extent those securities were acquired in connection with your service as an executive officer or Board member. These restrictions apply to you and your family members. Although this restriction does not apply to transactions involving equity securities that were not acquired in connection with your services as a director or executive officer, there is a presumption that any such transactions are prohibited unless you can identify the source of the shares and show that you used the same identification for all related purposes, such as tax reporting and disclosure requirements.
Shares of the Company’s common stock can only be issued under the Company’s equity incentive programs pursuant to an effective registration statement under the federal securities laws. The Company currently has S-8 registration statements on file with the SEC covering the shares of common stock issuable under those programs. However, the S-8 registration statements incorporate historical financial statements that must be updated periodically. Because we have been unable to file audited annual financial statements for the year ended June 24, 2007, we will be unable to issue shares of our common stock under our registration statements commencing on October 25, 2007. Additionally, if the Independent Committee determines prior to that date that we can on longer rely on our historical financial statements that are currently incorporated into our registration statements, we will have to suspend issuance of shares under our registration statements earlier. For that reason, participation in the various equity incentive programs covered by those S-8 registration statements must be suspended. The suspension period will begin at 12:01 AM., Pacific Time October 25, 2007 (or earlier, if the Independent Committee determines that we can no longer rely upon our historical financial statements) and will continue until 9:00 AM Pacific Time of the day immediately following the day on which we become current in our filings with the SEC.
Your participation in the Company’s equity incentive plans will accordingly be affected as follows:
     401(k) Plan: During the suspension period, the executive officers will be precluded from directing the investment of their 401(k) plan contributions into shares of the Company’s common stock or from moving their existing account balance under the plan into the Company common stock fund. All other participants in the 401(k) plan will also be subject to the same restrictions while the suspension period remains in effect. In addition, to the extent one or more executive officers may have their 401(k) account currently invested in the Company common stock fund, they will not be allowed during the suspension period to liquidate that investment and move it into another available investment fund. New contributions by executive officers to their 401(k) accounts that would otherwise have been allocated to the Lam Stock Fund will be allocated elsewhere.
     Stock Option Plans: No exercises of outstanding options including exercise and hold and same-day exercise and sale transactions, can occur during the suspension period, and no shares will be issued under restricted stock unit awards that may vest during the suspension period.
     Employee Stock Purchase Plan: No further contributions can be made to the Employee Stock Purchase Plan (“ESPP”) during the suspension period. If you are currently a participant in the ESPP, you may request a refund of any payroll deductions you have made to date for the current purchase period. However if you do withdraw those contributions, then you would immediately cease participation in the ESPP and could not rejoin the plan until the next scheduled entry date, at which time a new maximum purchase price would be set for you. Should you leave your existing contributions for the purchase period in the plan, then those contributions would be applied to the purchase of shares of the Company’s common stock at the end of the current purchase period, provided the S-8 registration statement is reactivated at that time; otherwise, the purchase date will have to be deferred until the S-8 is reactivated. You would continue to have the right to request a refund of your existing contributions during the suspension period.
As a result of the foregoing blackout period under the 401(k) Plan, executive officers and Board members will be prohibited pursuant to Section 306(a) of the Sarbanes-Oxley Act from purchasing, selling or otherwise acquiring any shares of the Company’s common stock or any derivative security tied to the value of the Company’s common stock (such as put or call options or pre-paid variable forward sale contracts) during the blackout period in effect under the 401(k) plan. The prohibition covers any acquisition of the Company’s common stock or derivative security in connection with the covered individual’s service or employment with the Company (e.g., an option grant or restricted stock unit award) or any sale of the Company’s common stock which the executive officer or Board member acquired in connection with his or her service in such capacity (e.g., through the exercise of stock options or the vesting of restricted stock or restricted stock units).
Because of the complexity of the Sarbanes-Oxley prohibition, executive officers and Board members are strongly advised not to engage in any transactions involving the Company’s common stock or any derivative security tied to the value of the stock during the suspension period.
The Company can provide no assurances as to when the necessary financial statements will be completed and filed with the SEC. However, the Company will notify you promptly when the S-8 registration statements are re-activated and the Sarbanes-Oxley blackout period ends.
If you have any questions concerning the suspension period or the Sarbanes-Oxley prohibition on transactions involving the Company’s common stock or any related derivative security, please contact George Schisler, Vice President and General Counsel, at the Company’s headquarters at 4650 Cushing Parkway, Fremont, CA 94538 or by telephoning him at 510-572-6467.

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